                                                                      EXHIBIT 20


            MONTHLY REPORT TO NOTEHOLDERS FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1 MONTHLY PERIOD ENDING: NOVEMBER 30, 2002

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement")by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2002-1 Indenture Supplement, dated as of October 24, 2002, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer(the "Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Article VIII and IX of the Indenture.

(b)   FNBO is the Servicer under the Transferor and Servicing Agreement.

(c)   The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the December 16, 2002 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                                 None

(f) To the knowledge of the undersigned, no Series 2002-1 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                                 None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount[, the amount on deposit in the Cash Collateral Account equals the Required Cash Collateral Amount] and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

1.        Principal Receivables

          (a) Beginning of Monthly Period Principal Receivables                        $1,896,321,288.03

          (b) End of Monthly Period Principal Receivables                              $1,880,869,779.25

          (c) Average Principal Receivables                                            $1,888,595,533.64

2.        End of Monthly Period Trust Receivables                                      $1,905,038,804.83



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
3.        Delinquent Balances

          Delinquency                                    Aggregate Account               Percentage of
          Category                                           Balance                   Total Receivables
          ------------                                   -----------------             -----------------
          (a) 30 to 59 days                               $27,117,465.18                           1.42%

          (b) 60 to 89 days                               $20,621,723.10                           1.08%

          (c) 90 to 119 days                              $15,728,372.46                           0.83%

          (d) 120 to 149 days                             $13,844,592.03                           0.73%

          (e) 150 or more days                            $11,820,103.21                           0.62%

              Total:                                      $89,132,255.98                           4.68%

4.        Aggregate amount of Collections

          (a) Total Collections                                                          $215,887,514.50

          (b) Total Collections of Principal Receivables                                 $193,035,587.95

          (c) Total Collections of Finance Charge Receivables                            $ 23,311,892.96

          (d) Aggregate Allocation Percentages for Outstanding Series                             21.09%

          (e) Aggregate Allocation Percentage of Collections of Principal
          Receivables                                                                             21.09%

          (f) Aggregate Allocation Percentage of Collections of Finance
          Charge Receivables                                                                      21.09%

5.        Aggregate amount of Principal Receivables in Accounts which
          became Defaulted Accounts during the Monthly Period                            $ 23,311,892.96

6.        Calculation of Interchange allocable to the Issuer for the
          Monthly Period                                                                 $ 12,883,970.26

          (a) Sales net of cash advances during the Monthly Period on all
          FNBO MasterCard and VISA accounts                                              $361,153,791.96

          (b) Sales net of cash advances during the Monthly Period on
          Accounts designated to Issuer                                                  $165,788,400.85

          (c) Total amount of Interchange paid or payable to FNBO with
          respect to the Monthly Period                                                  $ 12,883,970.26

          (d) Amount of Interchange allocable to the Issuer with respect
          to the Monthly Period ([c]/[b/a])                                              $ 28,066,467.20

7.        The aggregate amount of Collections of Finance Charge
          Receivables for the Issuer for the Monthly Period

          (a) Interchange                                                                $  5,914,413.40

          (b) Recoveries                                                                 $  1,373,707.51

          (c) Finance Charges and Fees                                                   $ 46,024,191.72

          (d) Discount Receivables                                                                     -

              Total                                                                      $ 53,312,312.63

8.        Aggregate Uncovered Dilution Amount for the Monthly Period                     $             -


B.        INFORMATION REGARDING THE SERIES 2002-1 NOTES

1.        Collateral Amount at the close of business on the prior
          Distribution Date                                                              $400,000,000.00


          (a) Reductions due to Investor Charge-Offs (including Uncovered
          Dilution Amounts) to be made on the related Distribution Date                  $             -

          (b) Reimbursements to be made on the related Distribution Date from
          Available Finance Charge Collections                                           $             -

          (c) Collateral Amount at the close of business on the Distribution
          Date                                                                           $400,000,000.00

2.        Note Principal Balance at the close of business on the Distribution
          Date during the Monthly Period

          (a) Class A Note Principal Balance                                             $332,000,000.00



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

        (b) Class B Note Principal Balance                                               $ 31,000,000.00
        (c) Class C Note Principal Balance                                               $ 37,000,000.00
            Total Note Principal Balance                                                 $400,000,000.00

3.      Allocation Percentages for the Monthly Period

        (a) Principal Collections                                                        $193,035,587.95

        (b) Finance Charge Collections                                                   $ 46,024,191.72

        (c) Default Amounts                                                              $ 23,311,892.96

4.      Investor Principal Collections processed during the Monthly Period and
        allocated to the Series                                                          $ 40,717,907.70

5.      Excess Principal Collections from other Group I Series allocated to the
        Series                                                                           $             -

6.      Aggregate amounts treated as Available Principal Collections pursuant to
        subsections [ ] of the related Indenture Supplement                              $             -

7.      Reallocated Principal Collections pursuant to Section [4.06] of the related
        Indenture Supplement                                                             $             -

8.      AVAILABLE PRINCIPAL COLLECTIONS (4+5+6+7)                                        $ 40,717,907.70

9.      Principal Accumulation Investment Proceeds                                       $             -

10.     Investor Finance Charge Collections (including Interchange and
        Recoveries) processed during the Monthly Period                                  $ 11,245,417.74

11.     Excess Finance Charge Collections from Group I allocated to the Series           $             -

12.     Reserve Account withdrawals pursuant to Section [4.10(b) or (d)] of the
        related Indenture Supplement                                                     $             -

13. Distributions of principal and interest to Noteholders on the Distribution Date

        (a) Class A Noteholders                                                          $             -

        (b) Class B Noteholders                                                          $             -

        (c) Class C Noteholders                                                          $             -

14.     Distributions of principal to Noteholders on the Distribution Date:

        (a) Class A Noteholders                                                          $             -

        (b) Class B Noteholders                                                          $             -

        (c) Class C Noteholders                                                          $             -

15.     Distributions of interest to Noteholders on the Distribution Date:

        (a) Class A Noteholders                                                          $    949,919.25

        (b) Class B Noteholders                                                          $    101,932.56

        (c) Class C Noteholders                                                          $    160,881.44

16.     AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12)                                $ 11,245,417.74

17.     Excess amounts from [Spread Account] and [Cash Collateral Account] to be treated as Available Finance Charge Collections pursuant to
        Section[s] [4.12(c)] [and 4.11(b) and (c)] of the related Indenture Supplement   $             -

18. The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the Series 2002-1

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

        (a) Default Amount                                                               $ 23,311,892.96

        (b) Allocation Percentage (B.3.(c) above)                                                 21.09%
                                                                                         ---------------
              Total Investor Default Amount (axb)                                        $  4,917,287.62

19.     The aggregate amount of Uncovered Dilution Amount allocated to the
        Series for the Monthly Period                                                    $             -

        (a) Dilutions not covered by Transferor                                          $             -

        (b) Series Allocation Percentage (as defined in the related Indenture
            Supplement)                                                                  $             -

        (c) Total Uncovered Dilution Amount                                              $             -

20.     The aggregate amount of Investor Charge-Offs (including any
        Uncovered Dilution Amount not covered by the Transferor) for the Monthly Period  $             -

21.     Noteholder Servicing Fee for the Monthly Period payable to the
        Servicer                                                                         $  1,161,643.84

22.     Ratings of the Class A Notes

        Moody's                                                                          Aaa
                                                                                         ---------------
        S&P                                                                              AAA
                                                                                         ---------------
        Fitch                                                                            AAA
                                                                                         ---------------
23.     Ratings of the Class B Notes

        Moody's                                                                          A2
                                                                                         ---------------
        S&P                                                                              A2
                                                                                         ---------------
        Fitch                                                                            A+
                                                                                         ---------------
24.     Ratings of the Class C Notes

        Moody's                                                                          Baa2
                                                                                         ---------------
        S&P                                                                              BBB
                                                                                         ---------------
        Fitch                                                                            BBB
                                                                                         ---------------
25.     Note Interest Rate for the Monthly Period

        (a) Class A Note Interest Rate                                                           1.94346%

        (b) Class B Note Interest Rate                                                           2.23346%

        (c) Class C Note Interest Rate                                                           2.95346%

C.      QUARTERLY NET YIELD

1.      Base Rate for the Monthly Period                                                            5.62%

2.      Portfolio Yield for the Monthly Period                                                     10.90%

3.      Net Yield for the Monthly Period (Portfolio YieldMINUS Base Rate)                           5.27%

4.      Quarterly Net Yield for the related Distribution Date                                       6.39%

D.      INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

1.      Opening Principal Accumulation Account Balance on the Distribution
        Date for the Monthly Period                                                      $             -

2.      Controlled Deposit Amount to be deposited to the Principal
        Accumulation Account on the Distribution Date for the Monthly Period             $             -

        (a) Controlled Accumulation Amount                                               $             -

        (b) Accumulation Shortfall                                                       $             -

        (c) Controlled Deposit Amount (a+b)                                              $             -

3. Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution Date

        (a) Distribution in reduction of the Class A Notes                               $             -

        (b) Distribution in reduction of the Class B Notes                               $             -




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

        (c) Distribution in reduction of the Class C Notes                               $             -
                                                                                         ---------------
4.      Principal Accumulation Account ending balance after deposit or withdrawal on the Distribution Date for the Monthly Period

E.      INFORMATION REGARDING THE SPREAD ACCOUNT

1.      Opening Available Spread Account Amount on the Distribution Date for
        the Monthly Period                                                               $  2,000,000.00

2.      Aggregate amount required to be withdrawn pursuant to Section [4.12(c)]
        of the related Indenture Supplement for distribution to Class C Noteholders
        pursuant to Section [4.04(a)(iv)] of the related Indenture Supplement            $             -

3.      Aggregate amount required to be withdrawn pursuant to Section [4.12(d)]
        of the related Indenture Supplement for distribution in reduction of the
        Class C Note Principal Balance                                                   $             -

4.      Spread Account Percentage for the Distribution Date for the Monthly
        Period                                                                                       0.5%

5.      Closing Required Spread Account Amount for the Distribution Date for
        the Monthly Period                                                               $  2,000,000.00

6.      Amount on deposit in Spread Account after required withdrawals on the
        Distribution Date for the Monthly Period (1-(2+3))                               $  2,000,000.00

7.      Spread Account Deficiency, if any (5 MINUS 6)                                    $             -

8.      Amounts deposited pursuant to Section [4.04(a)(vii) or 4.10(e)] of the
        related Indenture Supplement                                                     $             -

9.      Remaining Spread Account Deficiency, if any (7 minus 8)                          $             -

F.      INFORMATION REGARDING THE RESERVE ACCOUNT

1.      Reserve Account Funding Date                                                        July 1, 2004

2.      Opening Available Reserve Account Amount on the Distribution Date for
        the Monthly Period                                                               $             -

3.      Aggregate amount required to be withdrawn pursuant to Section
        [4.10(d)] of the related Indenture Supplement for inclusion in Available Finance Charge Collections:

        (a) Covered Amount                                                               $             -

        (b) Principal Accumulation Investment Proceeds                                   $             -

        (c) Reserve Draw Amount (a MINUS b)                                              $             -

4.      Required Reserve Account Amount                                                  $             -

5.      Reserve Account Surplus (4-(2-3))                                                $             -

G.      INFORMATION REGARDING CONTROLLED ACCUMULATION PERIOD
        (REQUIRED ON AND AFTER DISTRIBUTION DATE)

1.      Accumulation Period Length (months)
                                                                                         ---------------

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

H.      AGGREGATE OPENING AND CLOSING BALANCE ON DEPOSIT AND WITHDRAWALS
        FROM ANY OTHER ENHANCEMENT ACCOUNTS

1.      Opening Balance                                                                  $             -

2.      Withdrawals pursuant to Section [ ] of the related Indenture Supplement          $             -

3.      Closing Balance                                                                  $             -

[I.     PRE-FUNDING ACCOUNT]

1.      Opening Balance                                                                  $             -

2.      Withdrawals pursuant to Section [4.18] of the related Indenture
        Supplement                                                                       $             -

3.      Closing Balance                                                                  $             -

4.      Balance to be distributed as principal to Noteholders (following end of
        Funding Period)                                                                  $             -

[J.     INFORMATION REGARDING THE CASH COLLATERAL ACCOUNT]

1.      Opening Available Cash Collateral Amount on the Distribution Date for
        the Monthly Period                                                               $             -

2.      Required Draw Amount required to be withdrawn pursuant to
        Section [4.12(c)] of the related Indenture Supplement                            $             -

3.      Required Cash Collateral Amount                                                  $             -

4.      Deposits pursuant to Section [4.04(vii)] of the related Indenture
        Supplement                                                                       $             -

5.      Closing Available Cash Collateral Amount                                         $             -

[K.     OTHER ENHANCEMENT]

1.      Aggregate amount of drawings on any other Enhancement for the Series             $             -

2.      Amount available under other Enhancement for the Series                          $             -


IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of December, 2002.


                                    FIRST NATIONAL BANK OF OMAHA,
                                    Servicer


                                    By
                                         ---------------------------------------

                                    Name
                                         ---------------------------------------

                                    Title
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